SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2004

VIGNETTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-25375	74-2769415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 South MoPac Expressway, Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 741-4300

ITEM 2. Acquisition or Disposition of Assets

On March 5, 2004, Vignette Corporation (“the Company”) filed a current report on Form 8-K reporting that on March 1, 2004 it acquired all of the outstanding stock of Tower Technology Pty Limited (“Tower Technology”), a provider of enterprise document and records management, imaging and workflow solutions. The consideration paid to the Tower Technology stockholders on March 1, 2004 was comprised of approximately $46.0 million in cash and 27.2 million shares of the Company’s stock valued at $73.3 million. The Company will issue 2.7 million additional shares or make a cash payment for the fair value of the shares in May 2004. $7.4 million in transaction costs have been incurred in relation to the acquisition.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

In this Report on Form 8-K/A we are providing the following financial information:

(a) Audited Financial Statements of Tower Technology for the year ended June 30, 2003;

(b) Unaudited Pro Forma Condensed Income Statement of Vignette Corporation and Tower Technology for the year ended December 31, 2003 and three months ended March 31, 2004;

The Company has recorded total consideration of $133.9 million, including transaction costs for the Tower Technology acquisition. This consideration has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed according to their respective fair values, with the excess purchase consideration being allocated to goodwill at the closing of the transaction. The acquisition was completed on March 1, 2004.

The unaudited pro forma condensed income statement for the year ended December 31, 2003, and the three months ended March 31, 2004, give effect to (i) the acquisition of Tower Technology, Inc. applying the purchase method of accounting and (ii) certain adjustments that are directly attributable to the acquisition as if the transaction was consummated as of January 1, 2003.

In the opinion of the Company, all adjustments and/or disclosures necessary for a fair presentation of the pro forma data have been made. These Unaudited pro forma statements of operations are presented for illustrative purposes only and are not necessarily indicative of the operating results that would have been achieved had the acquisition occurred as of the dates indicated or of the results that may be obtained in the future.

These unaudited pro forma condensed income statement and notes thereto should be read in conjunction with the Tower Technology consolidated financial statements and the notes thereto as of and for the year ended June 30, 2003 included in this Report on Form 8-K/A; the Company’s consolidated financial statements and the notes thereto as of and for the year ended December 31, 2003, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 which are incorporated herein by reference; and the Company’s consolidated financial statements and the notes thereto as of and for the three month period ended March 31, 2004, included in the Company’s Quarterly Report on Form 10-Q as of and for the period ended March 31, 2004 which are incorporated herein by reference.

(c) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGNETTE CORPORATION

Date: May 14, 2004	By:	/s/ Thomas E. Hogan
Thomas E. Hogan
President and Chief Executive Officer

TOWER TECHNOLOGY PTY LIMITED

REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders

Tower Technology Pty Limited

We have audited the accompanying consolidated balance sheet of Tower Technology Pty Ltd. (the “Company”) as of June 30, 2003, and the related consolidated statement of operations, changes in stockholders’ deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Tower Technology Pty Limited at June 30, 2003, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

/s/ ERNST & YOUNG LLP

Austin, Texas

May 6, 2004

TOWER TECHNOLOGY PTY LIMITED

CONSOLIDATED BALANCE SHEET

(in thousands, except share data)

As of June 30, 2003

ASSETS
Current assets:
Cash and cash equivalents	$4,543
Accounts receivable, net of allowance of $0	9,747
Prepaid expenses and other current assets	258

Total current assets	14,548
Property and equipment:
Equipment	3,922
Computers and purchased software	231
Furniture and fixtures	1,012
Leasehold improvements	720

Total property and equipment	5,885
Accumulated depreciation	(4,815)

Net property and equipment	1,070

Total assets	$15,618

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,149
Accrued employee liabilities	1,081
Accrued taxes	3,463
Accrued other liabilities	1,240
Deferred revenue	6,699

Total current liabilities	13,632

Accrued employee liabilities	763
Redeemable preferred stock	1,343

Total liabilities	15,738
Stockholders’ deficit:
Common stock ($0.54 par value; 3,385,165 issued and outstanding at June 30, 2003)	1,828
Additional paid-in capital	2,728
Accumulated other comprehensive income	301
Accumulated deficit	(4,977)

Total stockholders’ deficit	(120)

Total liabilities and stockholders’ deficit	$15,618

The accompanying notes are an integral part of these consolidated financial statements.

TOWER TECHNOLOGY PTY LIMITED

CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share data)

For the year ended June 30, 2003

Revenue:
Product license	$15,350
Maintenance	13,100
Services	11,170
Hardware	1,130

Total revenue	40,750

Cost of revenue:
Product license	1,557
Maintenance	6,659
Services	9,971
Hardware	846

Total cost of revenue	19,033

Gross profit	21,717
Operating expenses:
Research and development	3,822
Sales and marketing	12,423
General and administrative	4,118
Restructuring charges	491

Total operating expenses	20,854

Income from operations	863

Other expense:
Interest expense	219
Other expense	29

Total other expense	248

Loss before income taxes	615

Provision for income taxes	683

Net loss	$(68)

Basic net loss per share	$(0.02)

Shares used in computing basic net loss per share	3,385

The accompanying notes are an integral part of these consolidated financial statements.

TOWER TECHNOLOGY PTY LIMITED

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

(in thousands, except share data)

For the year ended June 30, 2003

	Common Stock		Additional Paid-in Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Stockholders’ Deficit
	Number of Shares	Par Value
Balance at June 30, 2002	3,385,165	$1,828	$2,728	$—	$(4,909)	$(353)
Net loss	—	—	—	—	(68)	(68)
Foreign currency translation adjustment	—	—	—	301	—	301

Balance at June 30, 2003	3,385,165	$1,828	$2,728	$301	$(4,977)	$(120)

The accompanying notes are an integral part of these consolidated financial statements.

TOWER TECHNOLOGY PTY LIMITED

CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

For the year ended June 30, 2003

Operating activities:
Net loss	$(68)
Adjustment to reconcile net loss to cash used in operating activities:
Depreciation	647
Loss on disposal of fixed assets	55
Other non-cash items	44
Changes in operating assets and liabilities:
Accounts receivable, net	5,543
Prepaid expenses	(99)
Accounts payable and accrued charges	(2,179)
Deferred revenue	(461)

Net cash provided by operating activities	3,482

Investing activities:
Purchase of property and equipment	(381)

Net cash used in investing activities	(381)

Financing activities:
Payments on long-term debt and capital lease obligations	(168)
Proceeds from redeemable preferred stock	1,343

Net cash provided by financing activities	1,175

Effect of exchange rate changes on cash and cash equivalents	134

Net increase in cash and cash equivalents	4,410
Cash and cash equivalents at beginning of year	133

Cash and cash equivalents at end of year	$4,543

Supplemental disclosure of cash flow information:
Interest paid	$130
Income taxes paid	$—

The accompanying notes are an integral part of these consolidated financial statements.

TOWER TECHNOLOGY PTY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2003

NOTE 1 — Business

Tower Technology Pty Ltd, along with its wholly-owned subsidiaries (collectively, the “Company” or “Tower”), is a leading provider of infrastructure software and services for high-volume, complex or large scale document processing and records management. Tower Technology specializes in the development and deployment of applications to capture, store, retrieve, process, archive and manage critical business information throughout its lifecycle. Tower Technology delivers high-volume document processing and workflow solutions that integrate with legacy systems and the Web for eBusiness, as well as collaborative document and records management solutions for eGovernment.

Tower was founded in 1976 and is headquartered in Sydney, Australia with operations throughout Australia, Europe, and the United States.

NOTE 2 — Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the Company’s accounts and those of its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Revenue recognition

Revenue consists of product and service fees. Product fee income is earned through the licensing or right to use the Company’s software and from the sale of specific software products. Service fee income is earned through the sale of maintenance and technical support, consulting services and training services.

The Company does not recognize revenue for agreements with rights of return, refundable fees, cancellation rights or acceptance clauses until such rights to return, refund or cancel have expired or acceptance has occurred.

The Company recognizes revenue in accordance with Statement of Position (“SOP”) 97-2, Software Revenue Recognition, as amended by SOP 98-4 and SOP 98-9, and Securities and Exchange Commission Staff Accounting Bulletin (“SAB”) 101, Revenue Recognition in Financial Statements as revised by SAB 104.

Where software licenses are sold with maintenance or other services, the Company allocates the total fee to the various elements based on the fair values of the elements specific to the Company. The Company determines the fair value of each element in the arrangement based on vendor-specific objective evidence (“VSOE”) of fair value. VSOE of fair value is based upon the normal pricing and discounting practices for those products and services when sold separately and, for support services, is additionally measured by the renewal rate. If the Company does not have VSOE for one of the delivered elements of an arrangement, but does have VSOE for all undelivered elements, the Company uses the residual method to record revenue. Under the residual method, the arrangement fee is first allocated to the undelivered elements based upon their VSOE of fair value; the remaining arrangement fee, including any discount, is allocated to the delivered element. If the residual method is not used, discounts, if any, are applied proportionately to each element included in the arrangement based on each element’s fair value without regard to the discount.

TOWER TECHNOLOGY PTY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Revenue allocated to product license fees is recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, no significant obligations by the Company with regard to implementation remain, and collection of a fixed or determinable fee is probable. The Company considers all payments outside the Company’s normal payment terms, including all amounts due in excess of one year, to not be fixed and determinable, and such amounts are recognized as revenue as they become due. If collectibility is not considered probable, revenue is recognized when the fee is collected. For software arrangements where the Company is obligated to perform professional services for implementation, the Company does not consider delivery to have occurred or customer payment to be probable of collection until no significant obligations with regard to implementation remain. Generally, this would occur when substantially all service work has been completed in accordance with the terms and conditions of the customer’s implementation requirements but may vary depending on factors such as an individual customer’s payment history or order type (e.g., initial versus follow-on).

Revenue allocated to maintenance and support is recognized ratably over the maintenance term (typically one year).

Revenue allocated to training and consulting service elements is recognized as the services are performed. The Company’s consulting services are not essential to the functionality of its products as (i) such services are available from other vendors and (ii) the Company has sufficient experience in providing such services. When consulting services are essential to the functionality of its products, the Company recognizes revenues using contract accounting in accordance with SOP 81-1, “Contract Accounting.” The Company employs percentage completion using actual hours of consulting services as the input for determining the percentage completed.

Deferred revenue includes amounts received from customers in excess of revenue recognized. Accounts receivable includes amounts due from customers for which revenue has been recognized.

Accounts receivable

Accounts receivable are recorded at cost. Management periodically evaluates the allowance for accounts receivables.

Cash and cash equivalents

The Company considers all highly liquid investment securities with an original maturity of three months or less at the date of purchase to be cash equivalents.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of trade accounts receivable. The Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. No customers accounted for more than 10% of the Company’s total revenue during the year ended June 30, 2003.

Inventories

Inventories are stated at the lower of cost or market with cost being determined on a first-in, first-out basis and are included in the balance sheet with “prepaid expenses and other current assets”.

Financial instruments

The reported amounts of certain of the Company’s financial instruments, including cash and cash equivalents, short-term investments, accounts receivables, accounts payable and accrued liabilities approximate fair value. The Company has minimal use of derivative financial instruments. No significant derivative financial instruments were outstanding at June 30, 2003. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of redeemable preferred stock approximates fair value.

TOWER TECHNOLOGY PTY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Redeemable preferred stock

The Company’s redeemable preferred stock carries no voting rights and is not convertible to common stock. In accordance with SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” the Company has classified the redeemable preferred stock as a liability. Holders receive cumulative interest at a rate of 10% per year.

Property and equipment

Property and equipment are stated at cost. Depreciation of assets is computed using the straight-line method over the estimated useful lives of the assets, ranging from four to eleven years. Assets under capital lease are amortized using the straight-line method over the shorter of the lease term or the estimated useful life. Amortization is included with depreciation expense.

Major improvements are capitalized, while maintenance and repairs that do not substantially enhance or extend the estimated useful life of the assets benefited are charged to expense in the period incurred. Upon asset retirement or disposal, any resulting gain or loss is included in the results of operations.

Research and development

The Company capitalizes costs related to certain software development activities in accordance with Statement of Financial Accounting Standards 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed (“Statement 86”). Capitalization commences when technological feasibility has been established and ceases when the product is available for general release to customers. Based on the Company’s product development process, technological feasibility is established upon completion of a working model. To date, the time between achieving technological feasibility and the general availability of software has been short and internal costs qualifying for capitalization have been insignificant.

Impairment of long-lived assets

The Company periodically reviews the carrying amounts of property and equipment, to determine whether current events or circumstances, as defined in Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, (“Statement 144”), warrant adjustment to such carrying amounts. In reviewing the carrying amounts of long-lived assets, the Company considers, among other factors, the future cash inflows expected to result from the use of the asset and its eventual disposition less the future cash outflows expected to be necessary to obtain those inflows.

Foreign currency

The functional currency of the Company’s foreign subsidiaries is the respective local currency. Assets and liabilities of these foreign subsidiaries are translated to U.S. Dollars at year-end exchange rates. Income statement items are translated to U.S. dollars at average exchange rates prevailing during the period. Accumulated net translation adjustments are recorded in “Accumulated other comprehensive income,” a separate component of stockholders’ equity. Other comprehensive income was $233,000 for the fiscal year ended June 30, 2003.

Stock-based compensation

At June 30, 2003, the Company has a stock-based compensation plan. Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, (“Statement 123”), prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options. As allowed by Statement 123, the Company has elected to continue to account for its employee stock-based compensation using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations. When the Company issues options or its stock to its employees and Board of Directors at an exercise price equal to the market

TOWER TECHNOLOGY PTY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

value of the underlying common stock on the date of grant, no stock-based compensation costs are recorded. In the event that options are granted or restricted shares are issued at an exercise price that is less than the market value of the underlying common stock on the date of grant or issuance, the Company records deferred compensation expense in an amount equivalent to the difference between the market value and the exercise price of the respective option or restricted stock.

The following table illustrates the effect on net loss and net loss per share if the Company had applied the fair value recognition provisions of Statement 123 to stock-based employee compensation (in thousands, except per share data):

Year ended June 30, 2003
Net loss:
Reported net loss	$(68)
Less: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(51)

Pro forma net loss	$(119)

Basic net loss per share :
Reported net loss per share	$(0.02)

Pro-forma net loss per share	$(0.04)

Equity instruments issued to non-employees are accounted for in accordance with Statement 123 and Emerging Issues Task Force Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services.”

Comprehensive income

Comprehensive income includes net loss and other comprehensive income and is presented in the Consolidated Statements of Changes in Stockholders’ Equity. SFAS No. 130, “Reporting Comprehensive Income” establishes standards for reporting comprehensive income and its components in the financial statements. Accumulated other comprehensive income is displayed as a separate component of stockholders’ equity in the Company’s Consolidated Balance Sheet and totaled $0.3 million as of June 30, 2003.

Product warranties

The Company offers warranties to its customers, requiring that the Company replace defective products within a specified time period from the date of sale. The Company records warranty costs as incurred and historically, such costs have not been material.

Advertising costs

Advertising costs are expensed as incurred. These expenses were approximately $0.9 million for the year ended June 30, 2003.

Income taxes

The Company accounts for income taxes using the liability method, whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

TOWER TECHNOLOGY PTY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Net loss per share

Basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of common shares outstanding during the period, excluding shares subject to repurchase or forfeiture. Pursuant to Statement of Financial Accounting Standards No. 128, Earnings Per Share, diluted net loss per share has not been presented as the effect of the assumed exercise of stock options, warrants and contingently issued shares is antidilutive. The Company had outstanding common stock options of 368,200 at June 30, 2003. Such outstanding common stock options have been excluded from the calculation of diluted net loss per share as the effect of their exercise would be antidilutive.

The following table presents the calculation of basic net loss per share (in thousands, except per share data):

Year Ended June 30, 2003
Net loss	$(68)

Basic:
Weighted-average common shares outstanding	3,385

Weighted-average common shares used in computing basic net loss per share	3,385

Basic net loss per share	$(0.02)

Segments

The Company applies Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information, and considers its business activities to constitute a single segment.

Employee Superannuation Plan

In 1990, the Company established a voluntary defined contribution retirement plan. This plan was amended in 1992. All full-time employees are eligible to participate in this plan. The Company contributed 9% of cash salaries for employees for the year ended June 30, 2003. Total expense recorded related to such contributions for the year ended June 30, 2003 totaled approximately $1.1 million.

Recent accounting pronouncements

In January 2003, the FASB issued FASB Interpretation No. 46 (“Interpretation 46”), Consolidation of Variable Interest Entities. Interpretation 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest, or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. Interpretation 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created prior to February 1, 2003, the provisions of Interpretation 46 must be applied for the first interim or annual period beginning after December 15, 2003. The adoption of Interpretation 46 did not have a material impact on the Company’s consolidated financial statements.

NOTE 3 — Stockholders’ Deficit

Common stock

There were no changes in common stock during the year. As of June 30, 2003, 3,385,164 shares remained issued and outstanding of $0.54 par value common stock.

TOWER TECHNOLOGY PTY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Stock plans

The Company has established a stock option plan: the Tower Technology Pty Limited Senior Executive Option Plan, approved by consent of shareholders on September 12, 1990, and amended on September 10, 1992. All full-time Tower senior Executives are eligible to participate in the plan with approval from the Board of Directors. The options under the plan are exercisable at any time up to their date of expiration. The options are exercisable for fully paid ordinary shares at exercise prices ranging from $1.77 to $4.41 per share. As of June 30, 2003, 644,200 options had been issued and 368,200 remained outstanding at that date. The following table summarizes stock option activity and related information for the year ended June 30, 2003 follows:

	Year Ended June 30, 2003
	Options	Weighted average exercise price
Outstanding at beginning of period	306,450	$3.09
Granted	61,750	$4.41
Exercised	—
Canceled	—

Outstanding at end of period	368,200	$3.31

Options exercisable at period end	368,200	$3.31

The following table summarizes options outstanding and exercisable as of June 30, 2003:

	Outstanding and Exercisable
Range of Exercise Prices	Number of Options	Weighted-Average Remaining Contractual Life (in years)	Weighted-Average Exercise Price
$1.77-$2.00	137,500	15.14	$1.83
$3.30	44,450	10.34	$3.30
$4.41	186,250	4.97	$4.41

	368,200	9.42	$3.31

Fair value disclosures

Pro forma information regarding net loss and net loss per share is required by Statement 123, and has been determined as if the Company had accounted for its employee stock plans under the fair value method of Statement 123. Fair value was estimated using the minimum value pricing model, with the following assumptions:

Employee Stock Options 2003
Risk-free interest rate	4.75%
Weighted-average expected life of the options (years)	5
Dividend rate	0.00%
Weighted-average fair value of options granted
Exercise price equal to fair value of stock on date of grant	$4.41
Exercise price less than fair value of stock on date of grant	$—

TOWER TECHNOLOGY PTY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

NOTE 4 — Redeemable Preferred Stock

The Company issued 66,667 redeemable preferred shares at $20.14 per share on September 30, 2002, valued at $1.3 million. These shares carry no voting rights, are not convertible to common stock and have a redemption price of $20.14 per share on October 1, 2004. In accordance with SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” the Company has classified the redeemable preferred stock as a liability. Holders receive cumulative interest at a rate of 10% per year. The value of these shares at June 30, 2003 was $1.3 million. Accrued interest of approximately $0.1 million is included in “Accrued other liabilities” in the current liabilities section on the financial statements.

NOTE 5 — Business Restructuring

During fiscal year 2003, the Company’s management approved a restructuring plan to reduce headcount in its United Kingdom and Australia offices. Related to this effort, the Company incurred one-time costs for legal fees and severance payments totaling $0.5 million for approximately 15 employees impacted by the restructuring. These expenses were paid out in full during fiscal year 2004.

NOTE 6 — Lease Commitments

The Company leases its office facilities and office equipment under various operating and capital lease agreements having expiration dates through 2008. Rent expense for the year ended June 30, 2003 was $1.9 million. Future minimum payments as of June 30, 2003 under these leases, including operating lease commitments for all vacated properties, are as follows (in thousands):

Operating Leases
2004	$1,407
2005	829
2006	790
2007	781
2008 and thereafter	524

Total minimum lease payments	$4,331

NOTE 7 — Income Taxes

As of June 30, 2003, the Company had Australian net operating loss carryforwards of approximately $5.3 million and foreign loss carryforwards of $0.4 million. The Australian net operating loss has an unlimited carryover, but may be limited under certain circumstances following a change in ownership of the Company.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred taxes as of June 30, 2003 are as follows (in thousands):

June 30, 2003
Deferred tax assets:
Accrued liabilities	$1,408
Net operating loss carryforward	1,749

3,157
Deferred tax liabilities:
Prepayments and other	147

Net deferred tax asset	3,010

Valuation allowance for net deferred tax assets	(3,010)

Net deferred taxes	$—

TOWER TECHNOLOGY PTY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

The Company has recorded a valuation allowance equal to the net deferred tax asset due to uncertainties regarding the realization of deferred tax assets based on the Company’s lack of earnings history. The valuation allowance at June 30, 2003 was $3.0 million, an increase of $0.7 million from June 30, 2002.

Undistributed earnings of the Company’s foreign subsidiaries were immaterial as of June 30, 2003. Those earnings are considered to be permanently reinvested and, accordingly, no provision for Australian income taxes has been provided thereon.

The Company’s provision for income taxes for 2003 consists primarily of foreign income taxes and withholdings on income generated in foreign countries. The provision for income taxes differs from the expected tax benefit amount computed by applying the Australian statutory income tax rate of 30% to income before income taxes as a result of the following:

Year ended June 30, 2003
Federal statutory rate	30.0%
Non-deductible expenses	4.5
Research incentive	(13.4)
Change in valuation allowance	32.3
Foreign taxes at different rates	57.5

110.9%

The Company’s net (loss) income for Australia, Europe, and the United States was approximately $(3.8) million, $3.9 million, and $(0.2) million, respectively for the year ended June 30, 2003.

NOTE 8 — Segments of Business and Geographic Area Information

The Company considers its business activities to constitute a single segment. A summary of the Company’s operations by geographic area follows (in thousands):

Year Ended June 30, 2003
Revenue:
United States	$8,046
Europe
United Kingdom	19,875
Other	1,304

Total Europe	21,179
Australia	11,525

Total	$40,750

Identifiable assets:
United States	$—

Europe
United Kingdom	4,647
Other	350

Total Europe	4,997
Asia Pacific	10,621

Total	$15,618

NOTE 9 — Subsequent Events

Acquisition of Company by Vignette Corporation

On March 1, 2004, Vignette Corporation, acquired all issued and outstanding shares of the Company in exchange for approximately $126 million consisting of cash and approximately 29.8 million shares of Vignette common stock.

TOWER TECHNOLOGY PTY LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

Note 10 — Supplemental Financial Information (Unaudited)

The following tables set forth certain unaudited consolidated statements of operations data, both in absolute dollars and as a percentage of total revenue, for each of our last four quarters. This data has been derived from unaudited condensed consolidated financial statements that have been prepared on the same basis as the annual audited consolidated financial statements and, in our opinion, include all normal recurring adjustments necessary for a fair presentation of such information. These unaudited quarterly results should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere in this Form 8-K/A. The consolidated results of operations for any quarter are not necessarily indicative of the results for any future period.

	Three Months Ended
	Sept. 30, 2002	Dec. 31, 2002	March 31, 2003	June 30, 2003
	(in thousands, except share data and percentages)
Revenue:

Product license	$3,980	$4,881	$4,070	$2,418
Maintenance	2,889	3,159	3,470	3,583
Services	2,819	3,114	2,222	3,015
Hardware	274	95	522	239

Total revenue	9,962	11,249	10,284	9,255

Cost of revenue:

Product license	487	482	342	246
Maintenance	1,703	1,545	1,554	1,857
Services	2,682	2,383	2,356	2,550
Hardware	187	69	446	144

Total cost of revenue	5,059	4,479	4,698	4,797

Gross profit	4,903	6,770	5,586	4,458

Operating expenses:

Research and development	1,033	830	963	996

Sales and marketing	3,393	3,240	3,031	2,759

General and administrative	1,116	879	1,020	1,103

Business restructuring charges	—	318	65	108

Total operating expenses	5,542	5,267	5,079	4,966

Income (loss) from Operations	$(639)	$1,503	$507	$(508)
Other income (expense), net	18	8	(149)	(125)

Income (loss) before income taxes	(621)	1,511	358	(633)

Provision for income taxes	174	170	169	170

Net income (loss)	$(795)	$1,341	$189	$(803)

Basic net income (loss) per share (1)	$(0.23)	$0.40	$0.06	$(0.24)

Diluted net income (loss) per share (1)	$(0.23)	$0.36	$0.05	$(0.24)

(1)	Basic and diluted net income (loss) per share is computed independently for each of the quarters presented.

Therefore, the sum of the quarterly loss per common share information may not equal the annual loss per share.

VIGNETTE CORPORATION

INDEX TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Page
Pro forma Consolidated Statement of Operations for the three months ended March 31, 2004	PF – 2

Pro forma Consolidated Statement of Operations for the year ended December 31, 2003	PF – 3

Notes to pro forma Consolidated Financial Statements	PF – 4

VIGNETTE CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

in thousands, except per share data

	Three months ended March 31, 2004
	Vignette Corp. (Historical, Unaudited)	Tower Technology (Historical, Period from January 1 to March 1, 2004, Unaudited)	Pro forma Adjustments (Unaudited)	Reference	Pro forma Balances (Unaudited)
Revenue:
Product license	$14,679	$395	$—		$15,074
Services	25,001	4,839	—		29,840

Total revenue	39,680	5,234	—		44,914

Cost of revenue:
Product license	1,121	128	—		1,249
Amortization of acquired technology	1,968	—	836	Note 2	2,804
Services	11,306	3,043	—		14,349

Total cost of revenue	14,395	3,171	836		18,402

Gross profit	25,285	2,063	(836)		26,512

Operating expenses:
Research and development	10,149	693	—		10,842
Sales and marketing	19,212	2,301	—		21,513
General and administrative	4,795	670	—		5,465
Purchased in-process research and development, acquisition-related and other charges	5,923	—	—		5,923 *
Business restructuring charges	9,179	61	—		9,240
Amortization of deferred stock compensation	156	—	—		156
Amortization of intangible assets	815	—	797	Note 2	1,612

Total operating expenses	50,229	3,725	797		54,751

Loss from operations	(24,944)	(1,662)	(1,633)		(28,239)

Other income (expense), net	509	(54)	—		455

Loss before income taxes	(24,435)	(1,716)	(1,633)		(27,784)

Provision for income taxes	230	(7)	—		223

Net loss	$(24,665)	$(1,709)	$(1,633)		$(28,007)

Basic net loss per common share	$(0.09)				$(0.10)
Shares used in computing basic net loss per common share	269,423				287,325

The accompanying notes are an integral part of these pro forma consolidated financial statements.

VIGNETTE CORPORATION

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

in thousands, except per share data

	Year ended December 31, 2003
	Vignette Corp. (Historical)	Tower Technology (Historical, Unaudited)	Pro forma Adjustments (Unaudited)	Reference	Pro forma Balances (Unaudited)
Revenue:
Product license	$60,986	$16,728	$—		$77,714
Services	97,328	27,659	—		124,987

Total revenue	158,314	44,387	—		202,701

Cost of revenue:
Product license	2,844	1,594	—		4,438
Amortization of acquired technology	3,450	—	5,017	Note 2	8,467
Services	39,531	17,797	—		57,328

Total cost of revenue	45,825	19,391	5,017		70,233

Gross profit	112,489	24,996	(5,017)		132,468

Operating expenses:
Research and development	39,923	3,992	—		43,915
Sales and marketing	68,160	12,019	—		80,179
General and administrative	15,727	3,844	—		19,571
Purchased in-process research and development, acquisition-related and other charges	4,258	—	—		4,258 *
Business restructuring charges	(14,687)	173	—		(14,514)
Amortization of deferred stock compensation	1,107	—	—		1,107
Amortization of intangible assets	1,965	277	4,783	Note 2	7,025

Total operating expenses	116,453	20,305	9,583		146,341

Income (loss) from operations	(3,964)	4,691	(14,600)		(13,873)

Other income (expense), net	5,068	(255)	—		4,813

Income (loss) before income taxes	1,104	4,436	(14,600)		(9,060)

Provision for income taxes	1,137	1,207	—		2,344

Net income (loss)	$(33)	$3,229	$(14,600)		$(11,404)

Basic net loss per common share	$(0.00)				$(0.04)
Shares used in computing basic net loss per common share	253,100				282,914

*	Excludes in-process research and development costs of $4.8 million.

The accompanying notes are an integral part of these pro forma consolidated financial statements.

VIGNETTE CORPORATION

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — General

The Company has recorded total consideration of $133.9 million, including $7.4 million in transaction costs and $7.2 million of accrued acquisition consideration for the Tower Technology acquisition. This consideration has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed according to their respective fair values, with the excess purchase consideration being allocated to goodwill at the closing of the transaction. The acquisition was completed on March 1, 2004.

The following table shows the value of the 27.2 million shares of the Company’s common stock issued to the Tower Technology stockholders at $2.70 per share (in thousands):

Common stock, $0.01 par value	$272

Additional paid-in capital	73,037

Total value of equity	$73,309

Accrued acquisition consideration consists of 2.7 million shares of the Company’s common stock (or a cash payment equal to the fair value of the shares) that will be issued by the Company and the proceeds paid to the former option holders of Tower Technology in May 2004.

In accordance with SFAS 141, Business Combinations, the total purchase consideration of $133.9 million, including transaction costs of $7.4 million and $7.2 million of accrued acquisition consideration, has been allocated to the assets acquired and liabilities assumed, including identifiable intangible assets, based on their respective fair values at the date of acquisition. Such allocation resulted in goodwill of $82.0 million. Goodwill is assigned at the enterprise level and is not expected to be deductible for income tax purposes.

VIGNETTE CORPORATION

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED

The following unaudited condensed consolidated balance sheet data presents the fair value of the assets acquired and liabilities assumed. The allocation of the purchase price is based on an independent appraisal and a comprehensive evaluation of tangible and intangible assets acquired and liabilities assumed. Such balance sheet information includes accruals related to employee severance, relocation and exit costs, as estimated on the date of acquisition (in thousands):

Cash and cash equivalents		$9,100
Accounts receivable		8,387
Prepaid expenses and other current assets		1,007
Property and equipment		404
Other assets		75
Intangible assets subject to amortization
Technology (6 year useful life)	30,100
Customer relationships (4 year useful life)	18,200
Non-compete (6 year useful life)	1,400

In-process research and development	4,800

Total intangible assets		54,500
Goodwill		82,023

Total assets acquired		155,496

Accounts payable		(710)
Accrued exit costs		(3,146)
Accrued severance		(1,426)
Accrued other expenses		(9,252)
Deferred revenue		(7,037)

Total liabilities assumed		(21,571)

Net assets acquired		$133,925

The consideration paid is as follows (in thousands):

Cash	$46,021
Common stock	73,309
Accrued acquisition consideration	7,162
Acquisition costs	7,433

Total consideration	$133,925

Based on an independent appraisal, the Company believes that the intangible assets acquired from Tower Technology have useful lives of four to six years. In addition, the Company intends to continue to expand the combined company’s existing lines of business, and take advantage of synergies that exist between the Company and Tower Technology to further strengthen existing lines of business. The Company believes that it will benefit from the acquisition for a period of at least six years and, therefore, considers the amortization periods appropriate. Using this information, the Company has made an allocation of the purchase consideration, including allocation to tangible assets and liabilities, identifiable intangible assets and goodwill.

Note	2 — Pro Forma Adjustments

The above pro forma adjustments are based on an independent appraisal and a comprehensive valuation of the fair value of Tower Technology’s tangible and identifiable intangible assets acquired and liabilities assumed on acquisition. They include adjustments to include amortization of the intangible assets acquired including Technology of $30.1 million with an estimated useful life of six years, Customer Relationships of $18.2 million with an estimated useful life of four years and non-compete agreements of $1.4 million with an estimated useful life of six years. The amortization of Technology is recorded as a component of “Cost of revenue”. Amortization of all other intangible assets is recorded in “Operating expenses”.

VIGNETTE CORPORATION

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The preceding unaudited pro forma condensed financial statements do not include any pro forma adjustments for the following:

•	Any operating efficiencies and cost savings that may be achieved with respect to the combined companies.

•	Upon closing of the acquisition, the combined companies may incur integration-related expenses as a result of the elimination of duplicate facilities and functions, operational realignment and related workforce reductions. Such Tower Technology costs would generally be recognized as a liability assumed as of the acquisition date, resulting in additional goodwill, while the Company’s related costs would be recognized as an expense through the statements of operations.